Supplement No. 1 (this “Supplement”) dated as of September 7, 2017, to the Security Agreement, dated as of January 13, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and AVIDBANK, a California banking corporation (“Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of January 13, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Auxilio, Inc., a Nevada corporation (“Parent”), Auxilio Solutions, Inc., a California corporation (“Solutions”), Delphiis, Inc., a California corporation (“Delphiis”), CynergisTek, Inc., a  Texas corporation (“CynergisTek”), and one or more additional direct or indirect Subsidiaries of Parent, hereafter acquired or formed, which become party to the Credit Agreement (Parent, Solutions, Delphiis, CynergisTek and such other Subsidiaries are sometimes individually referred to herein as a “Borrower” and collectively referred to herein as “Borrowers”), the financial institutions from time to time parties to the Credit Agreement as Lenders, and Avidbank, a California banking corporation in its capacity as Agent under the Credit Agreement, Agent and Lenders are willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement; and

WHEREAS, Grantors have entered into the Security Agreement in order to induce Agent and Lenders to make certain financial accommodations to Borrowers; and

WHEREAS, pursuant to Section 5.14 of the Credit Agreement, certain new direct or indirect Subsidiaries of Parent, must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor (“New Grantor”) may be accomplished by the execution of this Supplement in favor of Agent;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Grantor hereby agrees as follows:

1.In accordance with Section 14 of the Security Agreement, New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the ratable benefit of itself and the benefit of Lenders and the other Secured Parties, a security interest in and to all Collateral of New Grantor to secure the full and prompt payment of the Secured Obligations. Schedule 1 and Schedule 2 hereto shall be deemed a supplement to Schedule 1 and Schedule 2 to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include New Grantor. The Security Agreement is incorporated herein by reference.

2.New Grantor represents and warrants to Agent that this Supplement has been duly executed and delivered by New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

3.This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4.Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5.This Supplement shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of laws principles thereof

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IN WITNESS WHEREOF, New Grantor has caused this Supplement to Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

“New Grantor”
Address for notices: 27271 Las Ramblas, Suite 200 Mission Viejo, CA 92691 Attn: Paul T. Anthony Telephone: Facsimile:	CYNERGISTEK, INC., a Delaware corporation By: /s/ Paul T. Anthony Name: Paul T. Anthony Title: CFO

Supplement No. 1 to Security Agreement

“Agent”
AVIDBANK, a California banking corporation By /s/ Jon Krogstad Name: Jon Krogstad Title: Senior Vice President

Supplement No. 1 to Security Agreement